SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                          AMENDMENT NO. 3 TO
                              FORM SB-2/A
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         HUDSON VENTURES INC.
         (Exact Name of Small Business Issuer in its Charter)

    Nevada               1040               86-1066675
   (State of      (Primary Standard     (IRS Employer ID
Incorporation)   Classification Code)         No.)


                       444 EAST COLUMBIA STREET
                           NEW WESTMINSTER,
                       BRITISH COLUMBIA, CANADA
                            (604) 506-8301
        (Address and Telephone Number of Registrant's Principal
          Executive Offices and Principal Place of Business)


                        Nevada Agency and Trust
                     50 Liberty Street, Suite 880
                        Reno Nevada, USA 89501
                            (561) 981-8210

       (Name, Address and Telephone Number of Agent for Service)
                     Copies of communications to:


                            JOSEPH I. EMAS

                        1224 WASHINGTON AVENUE
                      MIAMI BEACH, FLORIDA 33139
                     TELEPHONE NO.: (305) 531-1174
                     FACSIMILE NO.: (305) 531-1274

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|









1




If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|




                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
-
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE       PRICE PER     OFFERING     REGISTRATION
REGISTERED       REGISTERED         SHARE (1)     PRICE (2)
FEE(2)(3)
----------------------------------------------------------------------
--
Common Stock     1,587,000 shares     $0.50       $793,500.00    $73.00
----------------------------------------------------------------------
-
(1) Based on the last sales price on July 8, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)  $73.00 was previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.









2







             SUBJECT TO COMPLETION, Dated June ____, 2003

                              PROSPECTUS
                         HUDSON VENTURES INC.
                           1,587,000 SHARES
                             COMMON STOCK
                          ----------------
The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Hudson Ventures Inc. will not receive any proceeds from this offering.

Our  common  stock is presently not traded on any market or securities exchange.
                         ----------------
The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


            The Date of this Prospectus is: June ___, 2003

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.













3




                              Table of Contents
                                                               PAGE
Summary
...........................................................................  5
Risk Factors
....................................................................... ...  6

Risks Related To Our Financial Condition and Business Model
------------------------------------------------------------
     If we do not obtain additional financing, our business will fail ....  6

     If we do not complete the required  capital expenditure
     requirements mandated in our option, we will lose our
     interests in the Wheaton River Property and McConnell
     River Property our business will
     fail..................................................................7

     Because we have not commenced business operations, we face a high risk of business failure
..........................................................................  7

     Because of the speculative nature of exploration of mining properties, there is a substantial risk that no commercially exploitable minerals will be found on either of our properties
     and our business will fail      ....................................  8

     Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.  In such circumstances, our business will
     fail                              ..................................  8

     Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to obtain commercial
     production.........................................................   8

     We need to continue as a going concern if our business is to succeed  9

Risks Related to our Market and Strategy
----------------------------------------------------------------
     If we do not obtain clear title to the mining properties, our business may fail..............................................................9

Risks Related To This Offering
--------------------------------------------------------------
     Because our Directors, own 48.6% of our outstanding stock, they will control and make corporate decisions that may be disadvantageous to other minority stockholders......................  9

     Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to






4



     our business operations, causing our business to fail...............  9

     Because management has only limited experience in mineral
     exploration, the business has a higher risk of failure .........     10

     If a market for our common stock does not develop,
     shareholders may be unable to sell their shares....................  10

     If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would
     most likely decline................................................. 10

Use of Proceeds.......................................................... 11
Determination of Offering Price.......................................... 11
Dilution...............................................................   11
Selling Shareholders..................................................... 11
Plan of Distribution......................................................16
Legal Proceedings.........................................................18
Directors, Executive Officers, Promoters and Control Persons  ..........  19
Security Ownership of Certain Beneficial Owners and Management    ........20
Description of Securities.................................................21
Interest of Named Experts and Counsel...................................  22
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities..............................................  22
Organization Within Last Five Years.......................................22
Description of Business.................................................. 23
Plan of Operations....................................................... 33
Description of Property.................................................. 36
Certain Relationships and Related Transactions..........................  37
Market for Common Equity and Related Stockholder Matters................  37
Executive Compensation.................................................   38
Financial Statements..................................................... 39
Changes in and Disagreements with Accountants...........................  48
Available Information...................................................  48









5





                          Prospectus Summary

Please note that throughout this prospectus, the words "we", "our" or "us" refers to Hudson Ventures, Inc. and not to the selling stockholders.




                         Hudson Ventures Inc.

We intend to commence business operations in the mineral property exploration sector. To date, we have not conducted any exploration activities. We have entered into two mineral property option agreements whereby we may acquire a 90% interest in a total of 13 mineral claims located in the Whitehorse and Watson Lake Mining Districts, Yukon Territory, Canada. We refer to these mineral claims respectively as the Wheaton River Property and the McConnell River Property. These options are exercisable by us completing aggregate exploration expenditures of $195,000 on the Wheaton River Property by December 31, 2003 and $25,000 on the McConnell River Property by June 30, 2003. To date, we have not entered the exploration phase of our business plan. Our corporate activities to date have mainly been of an organizational nature including the acquisition of our two options and the preparatory work in conjunction with filing this registration statement.

Our objective is to conduct mineral exploration activities on the Wheaton River Property and the McConnell River Property in order to assess whether these claims possess commercially viable mineralization of gold and/or silver. There can be no assurance that a commercially viable deposit exists on either property until sufficient and appropriate geological work, including economic feasibility has been performed. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on November 30, 2001 under the laws of the state of Nevada. Our principal offices are located at 444 East Columbia Street, New Westminster, British Columbia, Canada.

                             The Offering

Securities Being Offered      Up to 1,587,000 shares of our common
                         stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price                The selling shareholders will sell our
                         shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering         The selling shareholders will determine
                         when and how they will sell our common stock offered in this prospectus.

Termination of the Offering   The offering will conclude when all of
                         the 1,587,000 shares of our common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Securities Issued
And to be Issued              3,087,000 shares of our common stock are
                         issued and   outstanding as of the date of
                         this prospectus. All of our common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from
                         the sale of our common stock by the selling shareholders.










6







                        SUMMARY FINANCIAL DATA


The following is a summary of our financial data contained in this prospectus. This information reflects our operations for the period from July 31, 2002 to April 30, 2003 and from inception to April 30, 2003, are derived from, and are qualified by reference to, our financial statements which have been compiled by Morgan & Company, independent certified public accountant. The information below should be read in conjunction with our consolidated financial statements and notes included in this prospectus. Our historical operating results are not necessarily indicative of the results of any future period. Summary Financial information

From July 31, 2002 to April 30, 2003

Balance Sheet data
                                   July 31, 2002       April 30, 2003
Cash                                    $28,181             $23,564
Total Assets                            $30,681             $23,889
Liabilities                             $ 1,000             $ 1,000
Total Shareholders Equity              $ 22,889             $29,681

Statement of Loss and Deficit from incorporation on November 30, 2001 to April 30, 2003

Revenue                                 $0
Net loss                           $32,211


                             Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

      Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of April 30, 2003, we had cash in the amount of $23,564.00. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our optioned mineral claims. While we have sufficient funds to conduct the $15,000 phase one recommended exploration program on the Wheaton River Property, we will require additional financing of $180,000 in order to complete the full-recommended exploration program and to exercise the option relating to the property. We will require an additional $25,000 to complete recommended exploration of the McConnell River Property and to earn an interest in the property.

We will also require additional financing if the costs of the exploration of our optioned mineral claims are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional






7



financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

If we do not complete the required capital expenditure requirements mandated in our option agreements, we will lose our interest in the Wheaton River Property and the McConnell River Property and our business will fail.

We are obligated to incur exploration expenditures totaling $195,000 in order to exercise the option to acquire a 90% interest in the Wheaton River Property. We must also incur expenditures of $25,000 to acquire a 90% interest in the McConnell River Property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Wheaton River Property, we will require substantial additional capital to fund the continued exploration of our optioned mineral claims and exercise the options described above. If we do not meet the exploration expenditures required by the option agreements, we will forfeit our interest in the Wheaton River Property and the McConnell River Property and will have no interest in either mineral claim block. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claims, then there is a substantial risk that our business will fail.

Because we have not commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated on November 30, 2001 and to date have been involved primarily in organizational activities and the acquisition of an interest in the optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our optioned mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of the exploration of mining properties there is substantial risk that no commercially exploitable minerals will be found on either of our properties and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Wheaton River Property and the McConnell River Property contain commercially viable









8






mineralization of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore.

Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent Risks involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. In such circumstances, our business may fail.

The search for valuable minerals involves numerous hazards and only a very few exploration projects actually become producing mines. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. If we realize any of the above liabilities in the course of our exploration of the Wheaton River Property or the McConnell River Property, we may become subject to penalties or lawsuit damages that may prevent us from pursuing our business plan, or may jeopardize all of our assets. In such circumstances, our shareholders will lose all of their investment.

Even if we discover commercial reserves of precious metals on our optioned mineral properties, we may not be able to obtain commercial production.

The optioned mineral properties do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the Wheaton River Property and the McConnell River Property into commercial production. At this time, we can provide investors with no assurance that we will be able to obtain such financing.

We need to continue as a going concern if our business is to succeed.

The Independent Auditor's Report to Hudson Ventures Inc. audited financial statements for the period ended July 31, 2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not obtained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

               Risks Related To Our Market and Strategy


If we do not obtain clear title to the mining properties, our business may fail.

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects and therefore we may loose our interest in our optioned mineral properties. Our optioned mineral properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.


                    Risks Related To This Offering

Because our directors own 48.58% of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to other minority shareholders.

Mr. Dana Upton and Mr. Nikoloas Bekropoulos, both directors of our company, own an aggregate of 48.58%of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or





9



substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Upton and Mr. Bekropoulos may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Upton is presently required to spend only 25% of his business time on business management services for our company. While Mr. Upton presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Upton from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Upton may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure.

Our management has only limited experience in mineral exploration, with the exception of our president who has extensive experience in the mining and exploration industry, but has not practiced in this industry for almost ten years. As a result of this inexperience and hiatus from the mining and exploration industry, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral properties.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,587,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 51.60% of the common shares outstanding as of the date of this prospectus.









10



                      Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                            Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                    Determination of Offering Price

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the NASD OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                         Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,587,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The following table provides as of June 23, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;

  2.  the percentage owned prior to the offering;

  3.  the total number of shares that are to be offered for each;

  4. the total number of shares that will be owned by each upon completion of the offering; and

  5.the percentage owned by each upon completion of the offering.




Name of selling      Shares of   Percent of Shares of  Shares of  Percentage
stockholder          common      Common     common     common     of
                     Stock       Stock      stock to   Stock      Shares
                     owned       owned      be         owned      Owned
                     prior       prior to   sold       After      Upon
                     to          offering             offering(2) Completion(0)
                     offering    (1)

IKKEE BATTLE            100,000      2.6%   100,000         0         0
39-9101 FORESTGROVE
BURNABY BC,
CANADA





11



STUART BLAIR          3,000         *     3,000         0         0
212 DEERCROFT
PLACE SE
CALGARY ALBERTA,
CANADA

ROY BUXBAUM             150,000      3.9%   150,000         0         0
1838 SHORE CRESCENT
ABBOTSFORD BC,
CANADA

REY CHATEL                1,000         *     1,000         0         0
3-2035 BOUCHERIE
ROAD
WESTBANK BC
CANADA

DANBY FINANCIAL             500         *       500         0         0
MANAGEMENT CORP.
ROBERT DANVERS
444 E. COLUMBIA
STREET
NEW WESTMINSTER
BC, CANADA

LEIGH ELLIOTT           100,000       2.6%   100,000         0         0
121 DURHAM STREET
NEW WESTMINSTER BC,
CANADA

FARLINE INVESTMENT      150,000       3.9%   150,000         0         0
CORP.
WILLIAM INY
3408 WEST 28TH
AVENUE
VANCOUVER BC

FOX CREEK                 3,000         *     3,000         0         0
INVESTMENTS
ROB REUKL
PO BOX 1185
MANITOWADGE
ONTARIO, CANADA

GORDON FULLER               500         *       500         0         0
6-929-42ND AVENUE
CALGARY ALBERTA,
CANADA

VERN GERLITZ             34,000              34,000         0         0
604-734-7TH                          1.1%
AVENUE SW
CALGARY ALBERTA,
CANADA

HARVEY GREEN              3,000         *     3,000         0         0
3440 GLENCOE ROAD
ESTBANK BC,
CANADA





12






WAYNE HANSON                500         *       500         0         0
543 EAST COLUMBIA
STREET
NEW WESTMINSTER
BC, CANADA

COLE HENRY              100,000       2.6%   100,000         0         0
122 CEDARWOOD DRIVE
PORT MOODY BC,
CANADA

MIKE IVERSON                500         *       500         0         0
24549-53RD AVENUE
LANGLEY BC, CANADA

SUSAN IVERSON               500         *       500         0         0
24549-53RD AVENUE
LANGLEY BC, CANADA

MICHAEL KERSTER         150,000       3.9%   150,000         0         0
1156 WEST SHORE
DRIVE
MISSISSAUGA ONTARIO,
CANADA

KENNEDY KERSTER         150,000       3.9%   150,000         0         0
704-6TH STREET,
SUITE 6
NEW WESTMINSTER BC,
CANADA

LANCE LARSEN                500         *       500         0         0
254-16 MIDLAKE
BOULEVARD SE
CALGARY, ALBERTA,
CANADA

RYAN LONGE                  500         *       500         0         0
3-2935 BOUCHERIE
ROAD
WESTBANK BC,
CANADA

PAMELA LUKOWICH           3,000         *     3,000         0         0
5 HAWKBURG
PLACE NW
CALGARY ALBERTA,
CANADA

JUDY LUKOWICH             3,000         *     3,000         0         0
5 HAWKBURG
PLACE NW
CALGARY ALBERTA
CANADA

LYLE NASH                 3,000         *     3,000         0         0
1006-5TH STREET WEST
HIGH RIVER ALBERTA,
CANADA







13




MICHAEL PATTERSON       140,000       3.6%   140,000         0         0
608 BOSWORTH ST
COQUITLAM BC,
CANADA

DON PIDSKALNEY            3,000         *     3,000         0         0
716 BARTLETT DRIVE
PENTICTION BC,
CANADA

LAURA PIDSKALNEY          3,000         *     3,000         0         0
716 BARTLETT DRIVE
PENTICTION BC,
CANADA

JAMES ROMANO            150,000             150,000         0         0
5719 GRANLEY DRIVE                   3.9%
WEST VANCOUVER BC,
CANADA

LYNN SEVERTSON            3,000         *     3,000         0         0
195 COVINGTON
CLOSE NE
CALGARY ALBERTA,
CANADA

JILL SHARP               70,000      1.8%    70,000         0         0
13214 KETCH COURT
COQUITLAM BC,
CANADA

EDWARD SYLVAN           150,000             150,000         0         0
208-321 RAILWAY                      3.9%
STREET
VANCOUVER BC
CANADA

NOLA TOMPKINS               500         *       500         0         0
4424 MARINE DRIVE
WEST VANCOUVER
BC, CANADA

GEORGE UPTON                500         *       500         0         0
1795 RUFUS DRIVE
NORTH VANCOUVER
BC, CANADA
SARAH UPTON
             500         *       500         0         0
1795 RUFUS DRIVE
NORTH VANCOUVER
BC, CANADA

ERNEST ZACHER             3,000         *     3,000         0         0
267 CANTERVILLE
DRIVE SW
CALGARY ALBERTA,
CANADA










14




385321 ALBERTA            3,000         *     3,000         0         0
LTD.
KEITH HAMPTON
2009-39th AVENUE
NE CALGARY
ALBERTA, CANADA

*less than one percent
(1) Based on 3,087,000 shares of common stock issued and outstanding as of June 23, 2003.

(2) Assumes the sale of all shares registered by each selling shareholder.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Except as disclosed below, none of the selling shareholders:

     (a) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (b)  has ever been one of our officers or directors.

1. Sarah Upton is the daughter of Dana Upton, our President and a director.

2. George Upton is the son of Dana Upton, our President and a director.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling








15



shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

   1. Not engage in any stabilization activities in connection with our common stock;

   2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

   3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).


A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Hudson Ventures Inc. will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

   - contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
   - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;






16



   - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
   - contains a toll-free telephone number for inquiries on disciplinary actions;
   - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

   - contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation;

The   broker-dealer  also  must  provide,  prior  to   effecting   any
transaction in a penny stock, the customer:

   -    with bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;
   -    the number of shares to which such bid and ask prices apply, or
   - other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                           Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880, Reno, Nevada.

     Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of June 23, 2003 are as follows:

Directors:

Name of Director                          Age
Director/Officer

Dana Neill Upton                            49
President, Secretary, Treasurer and Director

Nikolaos Bekropoulos                        52
Director

Philip Stanley Taneda                       42
Director

                       Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Dana Neill Upton: Mr. Upton has acted as our president, secretary, treasurer and as a director since our inception on November 30, 2001. Currently, Mr. Upton is only required to spend 25% of his time managing and tending to our affairs.

Mr. Upton attended the University of British Columbia faculty of engineering where he majored in mining engineering.










17



In the past, Mr. Upton has worked with several different mining companies in their engineering department, including, Faro Mining Corp. in 1973 where he performed mining engineering and mine surveying duties; Burro Creek Minerals, where he was a director of the company from 1989 to 1993 and was responsible for over seeing the company's exploration activities; Construction Aggregates,Inc. where Mr. Upton worked in 1972 and was responsible for lab testing duties; and Placid Oil Company, where Mr. Upton worked in 1971 and worked as part of an exploration team on various Properties.

Currently, since September of 2002 Mr. Upton is a Director, Secretary and Treasurer of Manchester Inc. a junior exploration Stage company and for the last three years, Mr. Upton has been a partner in Skyward Marking Systems of Richmond British Columbia, Canada, a company that provides sales, service and installation of bar coding equipment for various industries. During the last 10 years Mr. Upton was responsible for establishing distributors and OEMs for Marsh Ink Jet Systems. His activities were directed primarily at the management of major accounts including Nabob, B.C. Packers, Abbot Labs, Shell, etc.

Nikolaos Bekropoulos: Mr. Bekropolous has acted as our director since our inception on November 30, 2001. Mr. Bekropoulos is only required to spend his time on an as needed basis, amounting to approximately 5% of his time as a board member of Hudson.

Mr. Bekropoulos is a restaurateur who has owned and operated Gator's Sports Bar located in Calgary Alberta, Canada for the past 12 years. He previously owned four other restaurants and was the manager of the Calgary Exhibition and Stampede from April 1969 to October 1976.

Philip Stanley Taneda: Mr. Taneda has served on the board of directors of Hudson Ventures Inc. since January 23, 2002 and has served in the capacity of director of the company. Mr. Taneda is required to spend time on the company on an as-needed basis.

For the past ten years, Mr. Taneda has worked as a business consultant primarily in the advertising and marketing industry in both private and public sectors. His clients have included Renaissance Golf Design, Inc. where, Mr.Taneda was a director of the company from 1999 to 2001; BioKronix, Inc., where Mr. Taneda worked with the company from 1996 to 1999, developing and implementing marketing strategies for the company's line of products; Aqua Pure Ventures Inc. where Mr. Taneda worked with the company from 1995 to 1996 developing the company's marketing plan. In 1999, Mr. Taneda was Canada's National Karate champion.








                            Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

                         Significant Employees

We have no significant employees other than the officers and directors described above.

                         Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.









18




    Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 23, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                             Amount of
Name and address                             beneficial           Percent
of beneficial owner*                         ownership
of class

Dana Neill Upton                          750,000                  19.3%
President, Secretary, Treasurer,
Director, and Principal Accounting
Officer
444 East Columbia Street
New Westminster, British Columbia
Canada

Nikoloas Bekropoulos                      750,000                  19.3%
Director
20 Woodfield Green S.W.
Calgary, AB T2W 3T9
Canada

All Officers and Directors              1,500,000                 38.6%
as a Group that consists of two people

*Philip Stanley Taneda does not own any common stock.

The percent of class is based on 3,087,000 shares of common stock issued and outstanding as of June 23, 2003.

                       Description of Securities

General

Our authorized capital stock consists of 60,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 23, 2003, there were 3,087,000 shares of our common stock issued and outstanding that were held by forty (40) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate






19





pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock

 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

  Disclosure of Commission Position Of Indemnification For Securities
                            Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.










20





                  Organization within Last Five Years

We were incorporated on November 30, 2001 under the laws of the state of Nevada.

We own two options to acquire a 90% interest in certain mineral claims situated in the Yukon Territory, Canada pursuant to agreements dated January 21, 2002 and January 22, 2002 respectively.

Mr. Dana Upton, our president, secretary, treasurer and a director, Mr. Nikolaos Bekropoulos, and Mr. Philip Taneda have been our sole promoters since our inception. Mr. Upton and Mr. Bekropoulos purchased 750,000 shares each of our common stock at a price of $0.001 US per share on December 10, 2001. Mr. Upton and Mr. Bekropoulos paid a total purchase price of $750.00 each for these shares.

                        Description Of Business

In General

We intend to commence operations as a exploration stage company. We plan to ultimately engage in the acquisition and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We have entered into two mineral property option agreements  whereby we may acquire a 90% interest in  a  total  of  13 mineral claims located in the Yukon Territory, Canada. These claims are respectively referred to as the Wheaton River Property and the McConnell River Property. In the Yukon Quartz Mining Act, a mineral claim is defined as "a plot of ground staked out and acquired under the provisions of the Act.."

Our mineral claims interests are described below under the headings "Wheaton River Property Option Agreement" and "McConnell River Property Option Agreement". Our plan of operation is to carry out exploration work on the Wheaton River and McConnell River Properties in order to ascertain whether these claims possess commercially exploitable quantities of gold and/or silver. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists on the Wheaton River or McConnell River Properties until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.
Economic evaluation to determine economic feasibility will only occur if a defined body of ore is proven on one of our properties. If warranted, we will hire an engineering firm specializing in the economic evaluation process.

The first phases of the exploration programs on both the Wheaton River Property and the McConnell River Property will be conducted by one or more qualified geologists and their staff and will be paid according to industry scale. At present, we have not engaged the services of any geologist to perform the recommended exploration programs.


                Wheaton River Property Option Agreement

We have obtained the option to acquire a 90% interest, subject to a 1% net smelter returns royalty, in nine mineral claims situated in the Yukon Territory, Canada. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs.

We refer to the nine mineral claims described above as the Wheaton River Property. We acquired our interest in the Wheaton River Property pursuant to an agreement dated January 21, 2002 between Glen Macdonald and us. Glen Macdonald holds the exclusive right to explore and extract minerals from the Wheaton River Property. We paid cash consideration to Glen Macdonald for the grant of the option and geological report in the amount of $7,500 on January 21, 2002. The option agreement was negotiated as an arm's length transaction. Subsequently, on December 31, 2002, for $1,000 consideration, the expiration  of  the  option  was extended by  mutual  consent  of  the parties. It provides that we will have exercised the option and thereby acquired an undivided 90% interest in the Wheaton River Property when we have:









21






(A) paid Glen Macdonald $7,500 (which we paid upon the execution of the option agreement);

(B) incurred an aggregate of $195,000 of property exploration expenditures on the Wheaton River Property within the following periods:

    (1)  $15,000 by December 31, 2003;
    (2)  a further $180,000 by December 31, 2004.

To date, while we have not incurred any exploration expenditures on the Wheaton River Property, we commenced exploration activities on the Wheaton River Property on June 2, 2003. In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Glen Macdonald the cash difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.

If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the Wheaton River Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the Wheaton River Property, we are obligated to maintain in good standing the Wheaton River Property by:

   (A) completing and filing assessment work or making of payments in lieu thereof; and

  (B) performing all other actions necessary to keep the Wheaton River Property free and clear of all liens and other charges.

All payments necessary to maintain the Wheaton River Property in good standing with the Yukon Territory for the next twelve-month period have been made.

               McConnell River Property Option Agreement

We have obtained the option to acquire a 90% interest, subject to a 1% net smelter returns royalty, in four mineral claims situated in the Watson Lake Mining District, Yukon Territory, Canada. We refer to these mineral claims as the McConnell River Property. We acquired our interest in the McConnell River Property pursuant to an agreement dated January 22, 2002 between Glen Macdonald and us. Glen Macdonald holds the exclusive right to explore and extract minerals from the McConnell River Property. We paid cash consideration to Glen Macdonald for the grant of the option and a geological report in the amount of $2,500 on January 22, 2002. The option agreement was negotiated as an arm's length transaction. Subsequently, on December 31, 2002, for $1,000 consideration, the expiration of the option was extended by mutual consent of the parties. We are entitled to exercise the option to acquire the 90% interest in the McConnell River Property when we have:

(A) paid Glen Macdonald $2,500 (which we paid upon the execution of the option agreement);

(B) incurred an aggregate of $25,000 of property exploration expenditures on the McConnell River Property by June 17, 2004.

To date, we have not incurred any exploration expenditures on the McConnell River Property. In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Glen Macdonald the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend,




22



in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in subsequent periods.

If we fail to make any required payment, or incur any required exploration expenditures, our option will terminate and we will have no further rights to the McConnell River Property. Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the McConnell River Property, we are obligated to maintain in good standing the McConnell River Property by:

   (A) completing and filing assessment work or making of payments in lieu thereof;

   (B) performing all other actions necessary to keep the McConnell River Property free and clear of all liens and other charges.

All payments necessary to maintain the McConnell River Property in good standing with the Yukon Territory the next twelve-month period have been made.

               Description of the Wheaton River Property

The Wheaton River Property comprises nine mineral claims located in the Whitehorse Mining District of the Yukon Territory, Canada. Mr. Barclay Macdonald staked and recorded the claims on behalf of Glen Macdonald on February 19, 2000. Subject to our option, Mr. Macdonald owns a 100% interest in the mineral rights respecting the claims. The claims expire on August 19, 2003. The claims can be extended for one year by conducting work on the claims equal to $100 per claim unit. Accordingly, these claims will be extended for one year if we conduct $900 worth of work on them by August 19, 2003.

              Description of the McConnell River Property

The McConnell River Property comprises four mineral claims in the Watson Lake Mining District of the Yukon Territory, Canada. Mr. Graham Davidson staked and recorded these claims on behalf of Glen Macdonald on December 17, 2000. Subject to our option, Mr. Macdonald owns a 100% interest in the mineral rights respecting the claims. The claims expire on June 17, 2003. The claims can be extended for one year by conducting work on the claims equal to $100 per claim unit. Accordingly, these claims will be extended for one year if we conduct $400 worth of work on the claims on or before June 17, 2003.

                Location of the Wheaton River Property

The Wheaton River Property covers a broad northwest trending ridge south of Pugh Peak (referred to locally as "Gold Hill"), extending from the Wheaton River to Hodnett Lakes on NTS Map Sheet 105D-6. The property lies 40 kilometers south of Whitehorse at geographical coordinates 60 16'N latitude, 135 06'W longitude .The Alaska and Klondike Highways, and the Wheaton River-Mount Skukum all-season gravel road provide access to the area. A four-wheel drive road follows Thompson Creek from the Wheaton Road to the property.











23







               Location of the McConnell River Property

The McConnell River Property is located 260 kilometres northeast of Whitehorse, Yukon and 40 kilometres south of Ross River, Yukon at latitude 61 35' N and longitude 132 35W. The claims straddle the headwaters of Seagull Creek and McConnell River and are situated 30 kilometres east of the South Canol Road (Hwy 8). A 20 kilometer four-wheel drive road originating from the South Canol Road provides access to south Seagull Lake in the claims area. The main showing is connected to the access road by a 10 kilometer four-wheel drive road. Access during the 2000 exploration season was by all-terrain vehicle initially, and then by road using 4x4 pickup trucks.















24





                 History of the Wheaton River Property

The Wheaton River/Lake Bennett district was first explored by prospectors traveling along the major lakes and rivers of southwestern Yukon in the early 1890's. The original claims recorded in the district were those of prospectors Corwin and Rickman who, in 1893, located antimony showings on Carbon Hill and gold-silver bearing quartz veins at an undisclosed site. Antimony is a element that is often found with gold in rocks. It is known as an indicator mineral.

The Klondike Gold Rush brought a great influx of people to the Yukon, many of whom crossed Lake Bennett en route to Dawson City. These individuals strayed into the Wheaton Valley, locating claims in the Schnabel Creek drainage in 1903. More intensive exploration began in 1906 after the discovery of free gold and gold-silver tellurides on Gold Hill by D. Hodnett and J. Stagar, and the rediscovery of the Corwin-Rickman antimony-silver showings on Carbon and Chieftain Hills. Wagon roads were built along the Wheaton River, Thompson Creek and Stevens Creek to provide access to numerous adits and pits on Mount Anderson. Limited mining of high grade gold and silver bearing ore occurred on the Gold Reef vein at the northeastern end of Gold Hill and on the Becker-Cochran (Whirlwind) property on the west face of Mount Anderson. Adits and shafts on Mount Stevens and Wheaton Mountain were probably exploratory; no record of ore production exists.

The Tally-Ho Mine on Tally-Ho Mountain was the most significant operation during the early years of activity in the area. For example, there is a record of a shipment in 1918, of 14 tons of hand-sorted ore grading 2.35 oz/ton gold, 5.1 oz/ton silver and 7% lead which was smelted at Tacoma.

On Montana Mountain, Colonel Conrad and associates developed several gold and silver bearing quartz veins on the slope above Windy Arm, Tagish Lake. A small mill on the shore of Windy Arm processed ore extracted from the Venus, Montana and Big Thing quartz veins between 1906 and 1920.

From the mid-1920's to the late 1960's, little exploration of significance took place. By 1970's, many of the old showings were restaked as an increase in the value of base and precious metals rekindled the interest of prospectors and mining companies in the area. The Venus and Arctic mines operated on Montana Mountain between 1969-1971. The Venus Mine was again rehabilitated during 1980-1981 and a new mill was installed at the southern end of Windy Arm.

On the area covered by our claims, recent exploration started in 1984 to1985 when Wheaton River Joint Venture performed prospecting, grid development, mapping, geochemical and geophysical surveys, and bulldozer trenching and road building. Mineralized quartz veins and stockworks were discovered in several locations along the five kilometer long ridge. During 1987 and 1988 Ranger Pacific Minerals Ltd. and others performed additional geochemical and geophysical survey work, and blast trenching to better define target zones previously identified and to further explore the property. During the period 1991 to 2000 exploration work done by the owners has included bulldozer trenching, road construction, geological mapping and prospecting. Exploration and development costs incurred to date, on the property have a replacement value exceeding US $400,000 with some US $200,000 being expended since 1996.

                History of the McConnell River Property

The McConnell River district was first explored by placer gold miners traveling along the major lakes and Rivers of southwestern Yukon in the early 1890's, prior to the discovery of gold in the Klondike
(1896). The first major exploration of the district commenced following the construction of the Canol Pipeline road as part of the World War II effort. The region has been subject of several exploration booms since 1945 led by major mining companies including Noranda, RioTinto, Anaconda, Utah Mines, Equity Silver, Hudson Bay Mining and others. As a result of these regional exploration programs, several major mineral deposits were defined and an effective database developed for the area.

The area now covered by the McConnell River claims has been included in various projects at different times since massive sulphide material was first located in 1962. The property or portions thereof have been explored by:













25






- the Pelly Minerals Syndicate (Canex, KerrAddison, Noranda and Homestake), which conducted hand trenching, mapping and a magnetic survey in 1963;

- Mayo Silver Mines Limited and Canol Mines Limited which bulldozer trenched and drilled 1452 metres (7 holes) in 1969;
- Seagull Joint Venture (Great Western Petroleum Corp. and Lornex Mines Ltd.) which carried out mapping and geochemical sampling in 1981;

- Equity Silver Mines Ltd., and Fairfield Mines Ltd. performed mapping, geochemical sampling, geophysical surveying (Magnetics, I.P. and VLF) in 1987 and constructed 6.4 kilometres of roads and diamond drilled 8 holes in 1988.

The claims were acquired by the present owners who conducted geophysical (electromagnetic and magnetics) and geochemical surveys, constructed a new access road and conducted bulldozer trenching from 1996 to 2000. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Electromagnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

Geo-chemical surveys involve using chemical tests in the search for mineral deposits by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals.

During the 2000 season a four-man exploration crew, based from Ross River, conducted a soil geochemical survey and VLF-EM and magnetometer geophysical survey's over part of the B1-4 claims. A VLF-EM survey consists of two separate tests: a very low frequency survey that uses radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. The second test, the electromagnetic survey, is as described above.

The surveys were undertaken to try to locate the source of gold-silver bearing float mineralization located earlier and to extend known massive sulphide mineralization. A bulldozer was utilized to rebuild part of a 4x4 access trail, and to trench sulphide showings. Geological mapping to investigate new target areas was carried out. Geological mapping involves plotting exploration results on a map in order to determine possible mineralized areas.

               Geological Report: Wheaton River Property

We have obtained a geological evaluation report on the Wheaton River Property. The geological report was prepared by William Timmins of Vancouver, British Columbia, Canada. The geological report summarizes the results of the prior exploration of the Wheaton River Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Timmins recommends proceeding with a two-phase, staged exploration program on the Wheaton River Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating gold and silver mineralization in the region.

The initial phase of the recommended geological work program is comprised of Geological review and Geophysical surveys of the Wheaton River Property in order to make a preliminary assessment of mineralization. A budget of $15,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:









26




PHASE 1

Geological Review                                         $2,000
Sampling and Assaying                                     $1,000
Consulting and Report Writing                             $2,000
Geophysical Surveys
-Induced Polarization
-Ground Magnetometer
-Max-Min                                          (EM)   $10,000
-----------------------                                 -----------
                                      Total              $15,000




Mr. Timmins recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling. This second phase of the geological work program is estimated to require a budget of $180,000. Mr. Timmins concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

PHASE 2

Diamond Drilling 1400 Metres HQ @ $100/metre    $140,000
Geological Mapping                              $ 10,000
Geophysical Surveying                           $ 30,000

Grand Total Phase 1 and Phase 2                 $195,000

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

The two-phase program recommended in the report constitutes a reconnaissance exploration program, which is only an initial phase of a full exploration effort. If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

              Geological Report: McConnell River Property

We have obtained a geological evaluation report on the McConnell River Property. The geological report was prepared by William Timmins of Vancouver, British Columbia, Canada. The geological report summarizes the results of the prior exploration of the McConnell River Property and the geological formations on the property that were identified as a result of this prior exploration.

In his geological report, Mr. Timmins recommends proceeding with a two-phase, staged exploration program on the McConnell River Property based on his conclusion that prospecting, geophysical surveys and soil and rock sampling are the exploration techniques that have been the most successful in locating gold and silver mineralization in the region. The initial phase of the recommended geological work program








27





is a Geological review including sampling and Geophysical Surveys of the McConnell River Property in order to make a preliminary assessment of mineralization. A budget of $25,000 is estimated to be required to support this initial geological work program. The components of the budget for this initial geological work program are as follows:

Phase 1

-Geological Review                                    $2,000
-Sampling and Assaying                                $2,000
-Exploration Grid                                     $4,000
-Geological Mapping                                   $4,000
Geophysical Surveys
-Induced Polarization
-Ground Magnetometer
-Max-Min (EM)                                        $10,000
-Consulting and Report Writing                        $3,000
-----------------------                          -----------
   Total                                             $25,000

Grid emplacement involves dividing a portion of the property being explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Mr. Timmins recommended that the second phase of the exploration program consist of Diamond drilling, core logging and assay sampling Additional geological mapping, and additional geophysical surveying This second phase of the geological work program is estimated to require a budget of $145,000.

PHASE 2

Diamond Drilling 1200 Meters HQ @ $100/metre           $120,000
Geological Mapping                                     $  5,000
Geophysical Surveying                                  $ 20,000

Grand Total Phase 1 and Phase 2                        $170,000







28




(Phase II is contingent upon reasonable encouragement having been gained from the results of the previous exploration program.)

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

                              Competition

The mineral industry is intensely competitive in all its phases. We will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees. Our main competition will come into affect when and if we reach the production phase. This depends chiefly on how much it will cost to extract and process the ore.

We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history. There can be no assurance that Hudson Ventures Inc. will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

               Qualifications of William Timmins P.Eng.

Mr. Timmins is a consulting geologist, with offices at 405-455 Granville St. Vancouver, British Columbia, Canada.

Mr.Timmins has been practicing his profession for the past 38 years, having been engaged in the evaluation, exploration and the development of mineral properties through out Canada, the United States, Central and South America, Australia and New Zealand.

Mr. Timmins has been a Professional Engineer registered with the province of British Columbia since 1969.

                 Compliance with Government Regulation

We will commence business in the Yukon Territory when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Company Act prior to conducting business in the Yukon Territory. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Company Act of the Yukon Territory, but will do so sometime prior to commencing our exploration program.

We will be required to conduct all mineral exploration activities in accordance with the Yukon Courts Mining Act, an Act of Parliament of 1921. We will be required to obtain work permits from the Ministry of Energy, Mines and Resources for any exploration work that results in a physical disturbance to the land. We will be required to obtain additional work permits if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we may be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Environmental Regulations Act and Inland Water Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The costs of complying with environmental regulations will likely be









29






less than $1,000 through phase two on each property. Because these costs are nominal, We have not budgeted for regulatory compliance
costs  in  the  proposed  exploration  programs  recommended  by   the
geological reports.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Regulations Act and Inland Water act to proceed with the recommended exploration program on our mineral claims.

                               Employees

We have no employees as of the date of this prospectus other than our three Directors. All directors are part time employees, with Mr. Bekropoulos and Mr. Taneda contributing their time on an as needed basis and Mr. Upton spending 25% of his time managing the company.

                 Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

                             Subsidiaries

We do not have any subsidiaries.

                        Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                          Plan of Operations

Our current business plan is to conduct exploration sufficient to determine whether there is reason to begin extensive and costly exploration programs on the Wheaton River and McConnell River properties. This will constitute phase one of the exploration programs recommended by the geological reports respecting these properties. We anticipate that these programs will cost approximately $40,000.

Specifically, we anticipate spending the following over  the  next  12 months:

- $12,000 on professional fees, including professional fees payable in connection with the filing of this registration statement;
- $15,000 for the first phase of the exploration program on the Wheaton River Property, as recommended by Mr. William Timmins, the author of the geological report on the Wheaton River Property; and
- $25,000 for the first phase of the exploration program on the McConnell River Property, as recommended by Mr. William Timmins, the author of the geological report on the McConnell River Property;

Total expenditures over the next 12 months are therefore expected to be approximately $52,000.

Wheaton River Property

We are able to proceed with phase one of the exploration program on the Wheaton River Property without additional financing. To date, while we have not incurred any exploration expenditures on the Wheaton








30





River Property, we commenced exploration activities on the Wheaton River Property on June 2, 2003. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through December 31, 2003.

We plan on proceeding with phase one of the exploration program on the Wheaton River Property, as soon as we can obtain the necessary permits and clearances. We anticipate proceeding with phase two of the exploration program in the spring of 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program. We have sufficient cash on hand in order to complete the first phase work program on the property.

McConnell River Property

Our cash reserves are not sufficient to meet our obligation to incur an additional $25,000 in exploration expenditures on the McConnell River Property. Contingent upon us raising additional financing, we anticipate proceeding with phase one exploration of the McConnell River Property in late 2003. We anticipate proceeding with phase two of the exploration program in the spring of 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration programs on each property. Based on the results of the phase one program on each property, we will likely proceed with a phase two program on the most promising property first. We will require additional funding in the event that we decide to proceed with phase two of either exploration program.

The anticipated cost of phase two of the exploration program is $180,000 for the Wheaton River Property and $145,000 for the McConnell River Property, which is well beyond our projected cash reserves. Unless we raise and spend $180,000 on the Wheaton River Property by December 31, 2004, we will lose our interest in the property. Once we have incurred exploration expenditures on the McConnell River Property, we will have no further obligations pursuant to our option agreement.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund both phases of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to arrange a short-term loan through our President, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our President to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the exploration expenditures required under the option agreement for the Wheaton River and McConnell River properties, then we will lose all our rights and interest in these properties. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. Should we locate a joint venture partner, we will likely have to transfer part of our interest in the Wheaton River Property or the McConnell River Property to the partner in order to induce it to fund exploration. Terms of such a transfer and the amount of funding the joint venture partner would provide would be subject to negotiation.












31






We cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Wheaton River Property or the McConnell River Property. If we are unable to maintain our property interests, we will be forced to suspend our operations pending additional financing and our ability to acquire interests in alternate mineral properties. We have no specific plans in this regard.

        Results Of Operations For Period Ending April 30, 2003

We did not earn any revenues during the period ending April 30, 2003. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral deposits on our properties, or if such mineral deposits are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $32,211.00 for the period from inception to April 30, 2003. These operating expenses were comprised primarily of professional fees attributable to our corporate organization, the preparation and filing of this registration statement, administrative services and the acquisition of our options to acquire the Wheaton River and McConnell River Properties.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt Hudson Ventures Inc. will be able to continue as a going concern.

                       Description of Properties

Our  executive  offices are located at 444 East Columbia  Street,  New
Westminster,  British  Columbia.   Mr.  Dana  Upton,  our   president,
provides this office space to us free of charge.

We own two options to acquire a 90% interest in the Wheaton River and McConnell River Properties, as described in detail in this Prospectus under the heading Wheaton River Property Option Agreement and McConnell River Option Agreement. We do not own or lease any property other than our options to acquire an interest in the Wheaton River Property and the McConnell River Property.

The Wheaton River Property comprises nine claims in the Whitehorse Mining District of the Yukon Territory, Canada. The McConnell River Property comprises of four claims and Mr. Glen Macdonald is the registered owner of both the claims. The claims expire on August 19, 2003 and June 17, 2003. To our knowledge, has or will maintain the claims by filing assessment work on the claims or by paying a fee of $107 per claim in order to keep each claim in good standing.

There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

            Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  -   Any of our directors or officers;
  -   Any person proposed as a nominee for election as a director;
  - Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  -   Any of our promoters;
  - Any relative or spouse of any of the foregoing persons who has the same house address as such person.









32




       Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we had forty (40) registered shareholders.

Rule 144 Shares

A total of 1,500,000 shares of our common stock will be available for resale to the public after June 23, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 30,870 shares of common stock as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and
notice   requirements  and  to  the  availability  of  current  public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,500,000 shares that may be sold pursuant to Rule 144 after June 23, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.








33






Dividends
There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                        Executive Compensation

                      Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended _______, 2003.

                          Annual Compensation


                                      Other     Restricted   Options
                                      Annual    Stock      * SARs
Other
Name     Title   Year   Mgmt.  Bonus  Comp.    Awarded       #)    ($)
Comp.                   Fees
_______________________________________________________________________
_
Dana     Pres.,   2001  $3400    0      0        0           0       0
Upton    Sec.,    2002      0    0      0        0           0       0
                  2003      0    0      0        0           0       0
         Tre.&
         Dir.

Nikolaos
Bekropoulos Dir., 2001    $0       0      0        0           0       0
                  2002    $0       0      0        0           0       0
                  2003    $0       0      0        0           0       0


Philip
Taneda   Dir.,    2002  $ 700     0      0        0           0       0
                  2003   $0       0      0        0           0       0





Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year which ends July 31, 2002.





34




Consulting and/or Management Agreements

We do not have an employment contract or consulting agreement with Mr. Upton. However, we have paid Mr. Upton the amount of $3,400 in management fees since inception.

We do not have any employment or consulting agreement with Mr. Bekropoulos and we do not pay Mr. Bekropoulos any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Taneda, however, we have paid Mr. Taneda the amount of $700 for travel and minimal expenses during the term of his directorship.











35






                Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited Financial Statements for the period ending July 31,2002 including:

  a. Balance Sheet

  b. Statement of Loss and Deficit

  c. Statement of Cash Flows

  d. Statement of Stockholders' Equity

  e. Notes to Financial Statements






























36







                             JULY 31, 2002
                       (Stated in U.S. Dollars)


















                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)


                         FINANCIAL STATEMENTS


                             JULY 31, 2002
                       (Stated in U.S. Dollars)














37















                           AUDITORS' REPORT

To the Directors
Hudson Ventures Inc.
(An Exploration Stage Company)

We have audited the balance sheet of Hudson Ventures Inc. (an exploration stage company) as at July 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from November 30, 2001 (date of inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2002 and the results of its operations and cash flows for the period from November 30, 2001 (date of inception) to July 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $25,419 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.                                    "Morgan & Company"
August 9, 2002                                     Chartered
Accountants








38




                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                             BALANCE SHEET

                             JULY 31, 2002
                       (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                 $  28,181
Prepaid expenses                                         2,500
                                                        ------
                                                     $  30,681
                                                       =======
LIABILITIES

Current
Accounts payable and accrued liabilities             $  1,000
                                                       ------
SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,087,000 common shares                                 3,087

Additional paid-in capital                              52,013

Deficit Accumulated During The Exploration Stage       (25,419)
                                                        -------
                                                        29,681
                                                        -------
                                                     $  30,681
                                                        =======











39








                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

  PERIOD FROM DATE OF INCEPTION, NOVEMBER 30, 2001, TO JULY 31, 2002
                       (Stated in U.S. Dollars)




Expenses
Consulting fees                                      $ 8,000
Office and sundry                                      119
Professional fees                                      3,200
Management fees                                        4,100
Mineral property option payments (Note 3)              10,000
                                                       ------
Net Loss For The Period                                25,419

Deficit Accumulated During The Exploration Stage,       -
Beginning Of Period                                    -------

Deficit  Accumulated During The  Exploration  Stage, $ 25,419
End Of Period                                         =======


Loss Per Share                                       $ (0.01)


Weighted Average Number Of Shares Outstanding          2,568,392
                                                     ===========














40




                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                        STATEMENT OF CASH FLOWS

  PERIOD FROM DATE OF INCEPTION, NOVEMBER 30, 2001, TO JULY 31, 2002
                       (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Net loss for the period                                $ (25,419)

Adjustments To Reconcile Net Loss To Net Cash Used By
Operating Activities
Prepaid expenses                                          (2,500)
Accounts payable and accrued liabilities                   1,000
                                                          -------
                                                         (26,919)
                                                         --------
Cash Flows From Financing Activity
Share capital issued                                      55,100
                                                         --------
Increase In Cash                                          28,181

Cash, Beginning Of Period                                    -

Cash, End Of Period                                     $ 28,181
                                                        ========


















41












                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY

JULY 31, 2002
                       (Stated in U.S. Dollars)



                       COMMON STOCK
                                      ADDITIONAL
                     SHARES   AMOUNT  PAID-IN    DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 November 30, 2001     -        $-      $ -      $ -      $ -

December 2001 -
Shares issued for    1,500,000  1,500    -        -        1,500
cash at $0.001

January 2002 - Shares
issued for cash at   1,510,000  1,510    13,590   -        15,100
$0.01

July 2002 - Shares
issued for cash at   77,000    77       38,423   -        38,500
$0.50

Net loss for the     -         -        -        (25,419)(25,419)
period            -------------------------------------------------

Balance, July 31,    3,087,000 $3,087  $ 52,013 $ (25,419) $ 29,681
2002              =================================================













42












                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2002
                       (Stated in U.S. Dollars)


1.   NATURE OF OPERATIONS

  a)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on November 30, 2001. The Company's intended year end is July 31, 2003.

  b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $25,419 for the period from November 30, 2001 (inception) to July 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


                    SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:












43





                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2002
                       (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Net Loss Per Share

     The loss per share is calculated using the weighted average number of common shares outstanding during the year. Diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


3.MINERAL PROPERTY INTEREST

  The Company has entered into two option agreements, dated January 21, 2002 and January 22, 2002 respectively, to acquire a 90% interest in a total of thirteen mineral claims located in the Whitehorse and Watson Lake Mining Districts in Yukon Territories, Canada.









44






                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

                             JULY 31, 2002
                       (Stated in U.S. Dollars)



3.MINERAL PROPERTY INTEREST (Continued)

  In  order  to  earn  its interests, the Company made  cash  payments
  totalling   $10,000   on   signing  and   must   incur   exploration
  expenditures totalling $220,000 as follows:

  Exploration expenditures:

  -    $15,000 by December 31, 2002;
  -    A further $25,000 by June 30, 2003;
  -    A further $180,000 by December 31, 2003.

  The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.


5.RELATED PARTY TRANSACTIONS

  During the period ended July 31, 2002, the Company incurred $4,100 for management services provided by two directors of the Company.















45

















                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)


                     INTERIM FINANCIAL STATEMENTS


                            APRIL 30, 2003
                              (Unaudited)
                       (Stated in U.S. Dollars)
















46





                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

BALANCE SHEET
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                               APRIL    JULY 31
                                                 30
                                                2003      2002

ASSETS

Current
Cash                                          $ 23,564  $ 28,181
Prepaid expenses                                325       2,500
                                                ----------------
                                              $ 23,889  $ 30,681
                                                ================
LIABILITIES

Current
Accounts payable and accrued liabilities      $ 1,000   $ 1,000
                                                ---------------
SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000  common shares, par value  $0.001
per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
3,087,000 common shares                          3,087     3,087

Additional paid-in capital                      52,013    52,013

Deficit  Accumulated During  The Exploration   (32,211)  (25,419)
Stage                                            ---------------
                                                22,889    29,681
                                                ----------------
                                              $ 23,889  $ 30,681
                                                ================



















47





                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF LOSS
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                                      PERIOD     PERIOD
                                                       FROM       FROM
                                                      DATE OF    DATE OF
                                             NINE    INCEPTION  INCEPTION
                                            MONTHS   NOVEMBER   NOVEMBER
                                                        30         30
                      THREE MONTHS ENDED     ENDED    2001 TO    2001 TO
                           APRIL 30        APRIL 30  APRIL 30   APRIL 30
                        2003      2002       2003      2002       2003

Expenses
Consulting fees      $ -        $ -        $ 2,200   $ 5,500    $ 10,200
Office and sundry      104        38         871       93         990
Filing fees            2,175      -          2,175     -          2,175
Professional fees      (415)      -          860       -          4,060
Management fees        -          -          -         2,500      4,100
Mineral property
option payments        686        -          686       10,000     10,686
(Note 4)               -------------------------------------------------

Net   Loss  For  The $ 2,550    $ 38       $ 6,792   $ 18,093   $ 32,211
Period                 =================================================


Basic And Diluted
Loss Per Share       $ (0.01)   $ (0.01)   $ (0.01)  $ (0.01)
========================================================================

Weighted Average
Number Of Shares       3,087,000 3,010,000 3,087,000 2,390,662
Outstanding            =================================================













48




                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                         STATEMENT OF CASH FLOWS
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                                            PERIOD
                                                             FROM
                                                            DATE OF
                                                   NINE    INCEPTION
                                                  MONTHS   NOVEMBER
                                                              30
                                                   ENDED    2001 TO
                                                   APRIL   APRIL 30
                                                    30
                                                   2003      2003

Cash Flows From Operating Activities
Net loss for the period                           $ (6,792) $ (32,211)


Adjustments To Reconcile Net Loss To Net Cash Used
By Operating Activities
Prepaid expenses                                    2,175    (325)
Accounts payable and accrued liabilities            -        1,000
                                                   ----------------
                                                   (4,617)  (31,536)
                                                   ----------------

Cash Flows From Financing Activity
Share capital issued                                -        55,100
                                                   ----------------
Increase (Decrease) In Cash                       (4,617)    23,564


Cash, Beginning Of Period                           28,181      -
                                                    ---------------

Cash, End Of Period                               $ 23,564  $ 23,564







49








                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

APRIL 30, 2003
                              (Unaudited)
                       (Stated in U.S. Dollars)



                                               DEFICIT
                     COMMON SHARES             ACCUMULATED
                                    ADDITIONAL DURING
                                               THE
                                    PAID-IN    EXPLORATION
                   SHARES   AMOUNT  CAPITAL    STAGE        TOTAL

Opening balance,
 November 30,         -        $ -     $ -      $ -        $ -
 2001

December 2001 -
Shares issued for  1,500,000  1,500     -        -          1,500
cash at $0.001

January 2002 -
Shares issued for  1,510,000   1,510   13,590   -          15,100
cash at $0.01

July 2002 - Shares
issued for cash     77,000     77      38,423   -          38,500
at $0.50

Net loss for the     -          -       -        (25,419) (25,419)
period              ---------------------------------------------

Balance, July 31,  3,087,000   3,087   52,013   (25,419)   29,681
2002

Net loss for the   -          -       -        (6,792)    (6,792)
period             ----------------------------------------------

Balance, April     3,087,000 $ 3,087 $ 52,013 $ (32,211) $ 22,889
30, 2003           ==============================================















50






                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2003
                              (Unaudited)
                       (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

  The unaudited interim financial statements as of April 30, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the July 31, 2002 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

  c)   Organization

     The Company was incorporated in the State of Nevada, U.S.A., on November 30, 2001.

  d)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $32,211 for the period from November 30, 2001 (inception) to April 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and






51




     classification of liabilities that might be necessary in the event the Company cannot continue in existence.


3.SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Loss per Share

     Loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.











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                         HUDSON VENTURES INC.
                    (An Exploration Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2003
                              (Unaudited)
                       (Stated in U.S. Dollars)



4.MINERAL PROPERTY INTEREST

  The Company holds two option agreements, dated January 21, 2002 and January 22, 2002, and amended December 31, 2002 and June 1, 2003, respectively, to acquire a 90% interest in a total of thirteen mineral claims located in the Whitehorse and Watson Lake Mining Districts in Yukon Territories, Canada.

  In  order  to  earn  its interests, the Company made  cash  payments
  totalling   $10,000   on   signing  and   must   incur   exploration
  expenditures totalling $220,000 as follows:

  Exploration expenditures:

  -    $15,000 by December 31, 2003;
  -    A further $25,000 by June 30, 2004;
-    A further $180,000 by December 31, 2004.

  The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY

  Mineral Property

  The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.









53







                         Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it.

We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.
















                                PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24: Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

   (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
   (3) a transaction from which the director derived an improper personal profit; and
  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such indemnification is expressly required to be made by law;
  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
   (4) such indemnification is required to be made pursuant to the bylaws.







54





Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25: Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee        $    73.00
Federal Taxes                                              $      NIL
State Taxes and Fees                                       $      NIL
Transfer Agent Fees                                        $   600.00
Accounting fees and expenses                               $ 3,200.00
Legal fees and expenses                                    $ 8,000.00
Blue Sky fees and expenses                                 $      NIL
Miscellaneous                                              $      NIL

                                                           ----------
Total                                                      $11,873.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26: Recent Sales of Unregistered Securities

We issued 1,500,000 shares of common stock on December 10, 2001 to Mr. Dana Upton our president, secretary and treasurer and Mr. Nikolaos
Bekropoulos our director. Mr. Upton and Mr. Bekropoulos acquired 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act.

We initiated an offering of 1,800,000 shares of our common stock at a price of $0.01 of which 1,510,000 shares were subscribed for to a total of 12 purchasers. The total amount received from this offering was $15,100.00. All shares subscribed for were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will affixed when shares are issued to each purchaser in accordance with Regulation S.

We initiated an offering of 100,000 shares of our common stock at a price of $0.50 per share to a total of 26 purchasers. The total amount received from this offering was $38,500.00. All shares subscribed for












55









were sold pursuant to Regulation S of the Securities Act of 1933. Appropriate legends will be affixed when shares are issued to each purchaser in accordance with Regulation S.

With respect to each of these two offerings, each purchaser represented to us that he or she was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends will be affixed to the stock certificates when issued to each purchaser in accordance with Regulation S.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.













56









                               Exhibits
Exhibit
Number               Description

  3.1           Articles of Incorporation*
  3.2           Bylaws*
  5.1 Legal opinion of Joseph I. Emas, Attorney At Law with consent to use
 10.1           Option Agreement dated January 21, 2002*
 10.2           Option Agreement dated January 22, 2002*
 10.3           Option Agreement Extension, dated December 31, 2002
 10.4           Option Agreement Extension, dated June 1, 2003.
 23.1           Consent of Morgan & Company, Chartered Accountants
 23.2           Consent of Joseph I. Emas  (included in Exhibit 5.1)
 99.1           Subscription Agreements*
 99.2           Disclosure Statement*


* previously filed with the Form SB-2 on August 29, 2002.

                             Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.










57




                              Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on June 23, 2003.

                         HUDSON VENTURES, INC.

                         By:/s/ Dana Upton
                                             -------------------------
                              Dana Upton, President
                                         Secretary, Treasurer, and
                                         Principal Accounting Officer

                           Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dana Upton, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                       CAPACITY IN WHICH SIGNED
DATE

/S/  Dana Upton                 President, Secretary,  Treasurer  and
Director       June 23, 2003
----------------------
Dana Upton

/s/ Nikolaos Bekropoulos        Director
June 23, 2003
----------------------
Nikolaos Bekropoulos

/s/Phillip Stanley Taneda       Director
June 23, 2003
----------------------
Phillip Stanley Taneda







58










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